Exhibit 99.2

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:

At the Company:

Peter J. Tallian

Chief Financial Officer

(203) 678-2148

DISTRIBUTED ENERGY SYSTEMS COMPLETES 2ND PERSEUS FINANCING;

APPOINTS TWO NEW DIRECTORS

WALLINGFORD, CT, August 27, 2007 – Distributed Energy Systems Corp. (NASDAQ: DESC), which creates and delivers products and solutions for the decentralized energy marketplace, said today that on Friday, August 24, 2007, it completed the previously announced $15 million financing with an investment fund managed by Perseus, L.L.C., a merchant bank and private equity fund management company. Distributed Energy Systems also named two Perseus representatives to serve as directors in place of two senior company executives.

Under terms of Distributed Energy Systems’ previously announced securities purchase agreement, the company received $15 million in cash at the August 24th closing, and repaid all principal and accrued interest under the $12.5 million note issued by the company to Perseus in June. In consideration of Perseus’ $15 million investment, the company issued Perseus a 12.5% senior secured convertible promissory note, which matures on November 30, 2008. The new note, which is secured by all of assets of Distributed Energy Systems and its material subsidiaries, is convertible into shares of the company’s common stock at $0.57 per share.

The company also issued to Perseus a five-year warrant to purchase 34,989,629 shares of its common stock at exercise prices ranging from $0.80 to $3.00 per share. As previously reported, in connection with the first $12.5 million financing with Perseus in June, the company issued Perseus a five-year warrant to purchase 7,954,536 shares of common stock at an exercise price of $0.80 per share. This warrant remains outstanding.

As previously announced, the closing terms of this Perseus investment gave Perseus the right to require Distributed Energy Systems Corp. to reduce the size of its Board of Directors and name the number of directors that would give Perseus representation at least proportionate to its percentage interest in the company. Based on the company’s current capitalization, that would entitle Perseus to name a majority of the members of the company’s Board.

However, at the closing of the second financing, Perseus and the company agreed to reduce the size of the Board to seven members, and Perseus named two directors. Perseus retains the right to require the company to reduce the size of the Board to five members at any time in the future, and to name additional members of the Board based on its percentage interest in the company.

As a result of the agreement on the new composition of the Board of Directors, John C. Fox, a senior managing director of Perseus, and Michael L. Miller, a Perseus managing director, have become directors of Distributed Energy Systems, effective immediately, taking the places of two company executives – Ambrose L. Schwallie, chief executive officer; and Walter W. (Chip) Schroeder, president.

Mr. Schwallie said: “This funding is the next key step in the financial part of our turnaround strategy, and we welcome this latest proof of the support and guidance Perseus is providing. We are extremely pleased to have access to their capital and their expertise, and we welcome John Fox and Michael Miller to our revitalization team. We expect their contributions to make a difference for us right away and for the longer term.”

Mr. Fox stated: “Perseus believes Distributed Energy Systems can and will get through these tough times and emerge a viable and potentially profitable business in the foreseeable future. Mike Miller and I recognize and respect our duties on behalf of all shareholders, and we are committed to doing what we can to help the company regain its footing, revive its business and create renewal of shareholder value as soon as possible.”

Biographies of New Directors

John C. Fox is a senior managing director of Perseus. Prior to joining Perseus in 2000, Mr. Fox was chief operating officer of Ontario Power Generation Inc. (formerly Ontario Hydro), where he was responsible for operations for one of the largest electric utilities in North America. He served as executive vice president of the Canyon Group, a Los Angeles-based marketing and management consultancy during 1992 and 1993. From 1981 to 1992, Mr. Fox held various management positions with Pacific Gas and Electric Company (PG&E) in San Francisco, California, including manager, energy efficiency services. During 1992, he served as the head of the Energy Efficiency Task Force, President Bush’s Commission on Environmental Quality. Mr. Fox is a board member of NxtPhase T&D Corporation, Serveron Corporation, Puralube, Inc., and Soft Switching Technologies Corporation. He also serves as a member of the Board of Directors for the Alliance to Save Energy and Rocky Mountain Institute. Mr. Fox holds a B.S. in civil engineering from the University of Toronto and an M.B.A. from McMaster University in Hamilton, Ontario.

Michael L. Miller is a managing director of Perseus. Prior to joining Perseus in 2005, Mr. Miller was the managing partner of Mill Consulting Group, an investment banking boutique specialized in assisting small and medium sized enterprises in the identification and execution of strategic capital formation and M&A transactions. He served as one of four partners at Swiss Life Private Equity Partners AG in Zurich, Switzerland during 2002 and 2003. Mr. Miller was vice president and group head of Principal Investments at Enron North America in Houston, Texas, where he focused on investments in new energy technologies. He founded and led UBS Capital GmbH, the Frankfurt-based private equity investment unit of the Union Bank of Switzerland Group in

Germany. He started his career in the mergers and acquisitions department of Salomon Brothers, Inc. in New York City and Frankfurt, Germany. Mr. Miller is a member of the Board of Directors of Chroma Energy, Inc., Serveron Corporation, SEVA Energie AG, and Habitat for Humanity of Montgomery County (TX) and is an advisor and mentor to the Energy Program of the Houston Technology Center. He holds a B.S. in chemical engineering, a B.A. in German, and an M.B.A. from Rice University.

About Perseus

Perseus, L.L.C. is a private equity fund management company headquartered in Washington, D.C., with an office in New York and affiliate offices in Munich and New Delhi. Founded in 1995, Perseus invests in companies with which it can participate in the strategic planning, operations and development and thereby add significant value to the investment. Perseus and its affiliates manage seven investment funds with capital commitments totaling over $1.6 billion. Perseus has been one of the most active private equity investors in the energy technology industry and has made 18 energy technology investments in such sectors as distributed generation, clean fuels, solar power, power storage, oil recycling, and grid enhancing technologies. All references in this press release to Perseus are intended to refer to Perseus, L.L.C. and its managed investment funds. For more information, visit http://www.perseusllc.com.

About Distributed Energy Systems

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. The company delivers a combination of practical, ready-today energy solutions and solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy Systems’ goals, future revenue and profitability, financial sustainability, and anticipated growth and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy Systems’ actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy Systems disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy Systems’ forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy Systems’ Form 10-Q for the quarter ended June 30, 2007, and other filings Distributed Energy Systems may make from time to time with the SEC.

* * * *